Exhibit 99.1

NEWS release

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Kevin M LeMahieu, Chief Financial Officer

Phone: (920) 652-3200 / klemahieu@bankfirst.com

FOR IMMEDIATE RELEASE

Bank First Announces Net Income for the First Quarter of 2025

•	Net income of $18.2 million and earnings per common share of $1.82 for the three months ended March 31, 2025
•	Earnings per common share 20.53% higher than the prior-year first quarter
•	Annualized return on average assets of 1.64% for the three months ended March 31, 2025
•	Quarterly cash dividend of $0.45 per share declared, matching the prior-quarter and 28.6% higher than the prior-year first quarter

MANITOWOC, WI, April 15, 2025 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $18.2 million, or $1.82 per share, for the first quarter of 2025, compared with net income of $15.4 million, or $1.51 per share, for the prior-year first quarter.

“We are delighted to announce that our team of relationship-focused bankers achieved significant financial returns in the first quarter of 2025,” stated CEO Mike Molepske. “These results were driven by an increase in core loan and deposit growth that started late last year and continued into early 2025.”

Operating Results

Net interest income (“NII”) during the first quarter of 2025 was $36.5 million, up $1.0 million from the previous quarter and up $3.2 million from the first quarter of 2024. The impact of net accretion and amortization of purchase accounting related to interest-bearing assets and liabilities from past acquisitions (“purchase accounting”) increased NII by $1.0 million, or $0.08 per share after tax, during the first quarter of 2025, compared to $0.8 million, or $0.06 per share after tax, during the previous quarter and $1.2 million, or $0.09 per share after tax, during the first quarter of 2024.

Net interest margin (“NIM”) was 3.65% for the first quarter of 2025, compared to 3.61% for the previous quarter and 3.62% for the first quarter of 2024. NII from purchase accounting increased NIM by 0.10%, 0.08% and 0.13% for each period, respectively. The Bank’s cost of funds declined 0.08% quarter-over-quarter despite persistent elevated levels of interest-bearing demand and savings deposits in accounts that garner some of the highest yielding rates in the Bank’s deposit portfolio. The average rate paid on the Bank’s non-brokered certificates of deposit declined by 0.18% compared to the prior quarter.

Bank First recorded a provision for credit losses of $0.4 million during the first quarter of 2025, compared to $0.2 million during the first quarter of 2024. Net loan charge-offs totaled $0.8 million during the most recent quarter, comparing unfavorably to net loan recoveries totaling $0.6 million during the first quarter of 2024. The Bank charged off $0.8 million in loan balances related to one customer during the first quarter of 2025. This customer was a part of the Hometown Bancorporation, Ltd. acquisition during 2023, and the charged-off balances have had a specific allowance related to them since the initial recording of this acquisition.

Noninterest income was $6.6 million for the first quarter of 2025, compared to $4.4 million for the first quarter of 2024. Service charges increased $0.4 million, or 23.1%, over the prior-year first quarter, as the Bank continues to benefit from a renegotiated vendor incentive program related to the Bank’s credit and debit card payments processing. Ansay & Associates, LLC, in which the Bank has a 40.0% interest, had a strong first quarter of 2025 with income provided to the Bank up $0.2 million, or 20.6%, from the prior year first quarter. The Bank experienced a positive valuation adjustment to its mortgage servicing rights totaling $0.2 million during the first quarter of 2025, which compared favorably to a negative valuation adjustment of $0.3 million during the first quarter of 2024. Finally, the Bank received a $2.3 million death benefit related to its bank-owned life insurance portfolio. The underlying policies had a cash value of $1.3 million, leading to a gain of $1.0 million which is recorded in other noninterest income.

Noninterest expense was $20.6 million in the first quarter of 2025, compared to $20.3 million during the first quarter of 2024. Personnel expense, which is typically elevated in the first quarter of each year, was relatively consistent year-over-year as continued efficiency improvements in some of the Bank’s newer markets offset inflationary impacts to overall wages. While data processing and outside service fee expenses were also consistent year-over-year, they declined from the previous several quarters as costs related to special projects in those quarters have mostly been completed. Finally, amortization of the Bank’s core deposit intangible assets continue to decline as time elapses from the Bank’s most recent acquisition. These intangible assets are amortized by an accelerated method which creates the most expense in years immediately following the transaction date.

The comparability of year-over-year income tax expense was affected by a provision enacted in the Bank’s home state during 2023 which offered an income tax exclusion on certain commercial and agricultural loans to borrowers who reside or are located in the state of Wisconsin. While Wisconsin’s governor signed this provision on July 5, 2023, rules related to qualifying loans under it were not finalized until the first quarter of 2024. Based on these final rules, a benefit of $1.3 million was recorded to income tax expense during the first quarter of 2024 as a refinement to provisions for income taxes from 2023, reducing the Bank’s effective tax rate to 10.5% for that quarter. For the final three quarters of 2024 the Bank’s effective tax rate fluctuated between 19.0% and 20.0%. For the first quarter of 2025 the Bank’s effective rate, which came in at 17.5%, benefited from the aforementioned death benefit related to bank-owned life insurance, which was exempt from taxation.

Balance Sheet

Total assets were $4.51 billion at March 31, 2025, an increase of $11.4 million from December 31, 2024, and $406.6 million higher than March 31, 2024.

Total loans were $3.55 billion at March 31, 2025, up $30.9 million from December 31, 2024, and up $164.7 million from March 31, 2024. Loans grew by an annualized rate of 3.6% during the first quarter, a seasonally low loan growth quarter in most years.

Total deposits, nearly all of which remain core deposits, were $3.67 billion at March 31, 2025, up $13.1 million from December 31, 2024, and up $258.2 million from March 31, 2024. Noninterest-bearing demand deposits comprised 27.4% of the Bank’s total deposits at March 31, 2025, compared to 29.0% at March 31, 2024, as the Bank continues to see a shift in its deposit portfolio toward pre-2020 levels of noninterest-bearing balances, prior to the influx of liquidity into financial markets during 2020 and 2021.

Asset Quality

Nonperforming assets at March 31, 2025 totaled $7.6 million, down from $9.2 million and $12.5 million at the end of the fourth and first quarters of 2024, respectively. Over half of the decline in nonperforming assets during the most recent quarter related to the aforementioned $0.8 million loan charge-off. Nonperforming assets to total assets ended the first quarter of 2025 at 0.17%, down from 0.21% at the end of the prior quarter and 0.31% at the end of the prior-year first quarter.

Capital Position

Stockholders’ equity totaled $648.4 million at March 31, 2025, an increase of $8.7 million from December 31, 2024, and up $39.1 million from March 31, 2024. Dividends totaling $4.5 million and repurchases of BFC common stock totaling $6.4 million were more than offset by earnings of $18.2 million during the quarter. The Bank’s book value per common share totaled $65.02 at March 31, 2025 compared to $63.89 at December 31, 2024 and $60.16 at March 31, 2024. Tangible book value per common share (non-GAAP) totaled $45.46 at March 31, 2025 compared to $44.28 at December 31, 2024 and $40.35 at March 31, 2024.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.45 per common share, payable on July 9, 2025, to shareholders of record as of June 25, 2025.

Bank First Corporation provides financial services through its subsidiary, Bank First, N.A., which was incorporated in 1894. Bank First offers loan, deposit, and treasury management products at its 26 banking locations in Wisconsin. The Bank has grown through both acquisitions and de novo branch expansion. The Bank employs approximately 362 full-time equivalent staff and has assets of approximately $4.5 billion. Insurance services are available through its bond with Ansay & Associates, LLC. Trust, investment advisory, and other financial services are offered in collaboration with several regional partners. Further information about Bank First Corporation is available by clicking the Shareholder Services tab at www.bankfirst.com.

# # #

Forward-Looking Statements: Certain statements contained in this press release and in other recent filings may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the merger with Hometown, statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality, and management’s long-term performance goals, and statements relating to the anticipated effects on our business, financial condition and results of operations from expected developments or events, our business, growth and strategies. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond Bank First’s control. The inclusion of these forward-looking statements should not be regarded as a representation by Bank First or any other person that such expectations, estimates, and projections will be achieved. Accordingly, Bank First cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) business and economic conditions nationally, regionally and in our target markets, particularly in Wisconsin and the geographic areas in which we operate, (2) changes in government interest rate policies, (3) our ability to effectively manage problem credits, (4) the risks associated with Bank First’s pursuit of future acquisitions, (5) Bank First’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, and (6) general competitive, economic, political, and market conditions.

This communication contains non-GAAP financial measures, such as tangible book value per common share and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Bank First's results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided.  See " Non-GAAP Financial Measures" below. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Further information regarding Bank First and factors which could affect the forward-looking statements contained herein can be found in Bank First's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Bank First’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and Bank First undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for Bank First to predict their occurrence or how they will affect the company.

Bank First Corporation

Consolidated Financial Summary (Unaudited)

	At or for the Three Months Ended
(In thousands, except share and per share data)	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Results of Operations:
Interest income	$55,048	$53,754	$54,032	$49,347	$49,272
Interest expense	18,511	18,193	18,149	16,340	15,923
Net interest income	36,537	35,561	35,883	33,007	33,349
Provision for credit losses	400	(1,000)	-	-	200
Net interest income after provision for credit losses	36,137	36,561	35,883	33,007	33,149
Noninterest income	6,588	4,513	4,893	5,877	4,397
Noninterest expense	20,604	19,286	20,100	19,057	20,324
Income before income tax expense	22,121	21,788	20,676	19,827	17,222
Income tax expense	3,880	4,248	4,124	3,768	1,810
Net income	$18,241	$17,540	$16,552	$16,059	$15,412

Earnings per Common Share (Basic and Diluted)	$1.82	$1.75	$1.65	$1.59	$1.51

Common Shares:
Outstanding	9,973,276	10,012,088	10,011,428	10,031,350	10,129,190
Weighted average outstanding for the period	10,001,009	10,012,013	10,012,190	10,078,611	10,233,347

Noninterest Income / Noninterest Expense:
Service charges	$2,011	$2,119	$2,189	$2,101	$1,634
Income from Ansay	1,181	82	1,062	1,379	979
Loan servicing income	732	744	733	735	726
Valuation adjustment on mortgage servicing rights	175	18	(344)	339	(312)
Net gain on sales of mortgage loans	334	424	377	277	219
Other noninterest income	2,155	1,126	876	1,046	1,151
Total noninterest income	$6,588	$4,513	$4,893	$5,877	$4,397

Personnel expense	$10,985	$9,886	$10,118	$10,004	$10,893
Occupancy, equipment and office	1,591	1,445	1,598	1,330	1,584
Data processing	2,444	2,687	2,502	2,114	2,389
Postage, stationery and supplies	240	229	213	205	238
Advertising	65	78	61	79	95
Charitable contributions	476	200	183	234	176
Outside service fees	788	1,135	1,103	1,446	876
Federal deposit insurance	630	495	495	443	417
Net loss (gain) on other real estate owned	-	(186)	-	(461)	(47)
Net loss on sales of securities	-	-	-	-	34
Amortization of intangibles	1,298	1,389	1,429	1,475	1,500
Other noninterest expense	2,087	1,928	2,398	2,188	2,169
Total noninterest expense	$20,604	$19,286	$20,100	$19,057	$20,324

Period-end Balances:
Cash and cash equivalents	$300,865	$261,332	$204,427	$98,950	$83,374
Investment securities available-for-sale, at fair value	163,743	223,061	128,438	127,977	138,420
Investment securities held-to-maturity, at cost	110,241	110,756	109,236	110,648	111,732
Loans	3,548,070	3,517,168	3,470,920	3,428,635	3,383,395
Allowance for credit losses - loans	(43,749)	(44,151)	(45,212)	(45,118)	(44,378)
Premises and equipment	72,670	71,108	69,710	68,633	69,621
Goodwill and core deposit intangible, net	195,011	196,309	197,698	199,127	200,602
Mortgage servicing rights	13,544	13,369	13,351	13,694	13,356
Other assets	146,112	146,108	145,930	143,274	143,802
Total assets	4,506,507	4,495,060	4,294,498	4,145,820	4,099,924

Deposits
Interest-bearing	2,666,693	2,636,193	2,463,083	2,424,096	2,425,550
Noninterest-bearing	1,007,525	1,024,880	1,021,658	975,845	990,489
Borrowings	146,890	147,372	147,346	102,321	47,295
Other liabilities	36,985	46,932	33,516	28,979	27,260
Total liabilities	3,858,093	3,855,377	3,665,603	3,531,241	3,490,594

Stockholders' equity	648,414	639,683	628,895	614,579	609,330

Book value per common share	$65.02	$63.89	$62.82	$61.27	$60.16
Tangible book value per common share (non-GAAP)	$45.46	$44.28	$43.07	$41.42	$40.35

Average Balances:
Loans	$3,541,995	$3,482,974	$3,450,423	$3,399,906	$3,355,142
Interest-earning assets	4,100,846	3,962,690	3,833,968	3,696,099	3,741,498
Total assets	4,498,891	4,360,469	4,231,112	4,094,542	4,144,896
Deposits	3,672,039	3,545,694	3,435,172	3,401,828	3,446,145
Interest-bearing liabilities	2,837,182	2,655,609	2,583,382	2,466,726	2,512,304
Goodwill and other intangibles, net	195,752	196,966	198,493	199,959	201,408
Stockholders' equity	645,708	634,137	620,821	610,818	613,190

Financial Ratios:
Return on average assets *	1.64%	1.60%	1.56%	1.58%	1.50%
Return on average common equity *	11.46%	11.00%	10.61%	10.57%	10.11%
Average equity to average assets	14.35%	14.54%	14.67%	14.92%	14.79%
Stockholders' equity to assets	14.39%	14.23%	14.64%	14.82%	14.86%
Tangible equity to tangible assets (non-GAAP)	10.52%	10.31%	10.53%	10.53%	10.48%
Loan yield *	5.68%	5.56%	5.73%	5.51%	5.41%
Earning asset yield *	5.49%	5.44%	5.64%	5.40%	5.33%
Cost of funds *	2.65%	2.73%	2.79%	2.66%	2.55%
Net interest margin, taxable equivalent *	3.65%	3.61%	3.76%	3.63%	3.62%
Net loan charge-offs (recoveries) to average loans *	0.09%	0.01%	0.04%	-0.05%	-0.07%
Nonperforming loans to total loans	0.19%	0.24%	0.32%	0.31%	0.29%
Nonperforming assets to total assets	0.17%	0.21%	0.28%	0.27%	0.31%
Allowance for credit losses - loans to total loans	1.23%	1.26%	1.30%	1.32%	1.31%

Loan Portfolio Composition:
Comercial/industrial	$507,850	$500,352	$517,816	$507,406	$510,396
Commercial real estate - owner occupied	973,578	968,837	938,730	920,521	892,275
Commercial real estate - non-owner occupied	460,077	459,431	463,323	472,272	502,429
Multi-family	355,003	326,408	329,458	333,461	323,047
Construction and development	278,475	277,971	246,445	229,934	207,866
Residential 1-4 family	903,280	913,187	904,273	897,087	880,241
Consumer and other	69,807	70,982	70,875	67,954	67,141
Total	$3,548,070	$3,517,168	$3,470,920	$3,428,635	$3,383,395

Share Repurchases:
Total number of shares repurchased	61,882	-	20,748	98,623	261,193
Total dollar of shares repurchased	$6,380,519	$-	$1,701,336	$7,948,028	$22,271,927

Non-GAAP Financial Measures:
Tangible assets reconciliation
Total assets (GAAP)	$4,506,507	$4,495,060	$4,294,498	$4,145,820	$4,099,924
Goodwill	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)
Core deposit intangible, net of amortization	(19,905)	(21,203)	(22,592)	(24,021)	(25,496)
Tangible assets (non-GAAP)	$4,311,496	$4,298,751	$4,096,800	$3,946,693	$3,899,322

Tangible common equity reconciliation
Total stockholders’ equity (GAAP)	$648,414	$639,683	$628,895	$614,579	$609,330
Goodwill	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)
Core deposit intangible, net of amortization	(19,905)	(21,203)	(22,592)	(24,021)	(25,496)
Tangible common equity (non-GAAP)	$453,403	$443,374	$431,197	$415,452	$408,728

Tangible book value per common share calculation
Tangible common equity (non-GAAP)	$453,403	$443,374	$431,197	$415,452	$408,728
Common shares outstanding at the end of the period	9,973,276	10,012,088	10,011,428	10,031,350	10,129,190
Tangible book value per common share (non-GAAP)	$45.46	$44.28	$43.07	$41.42	$40.35

Tangible equity to tangible assets calculation
Tangible common equity (non-GAAP)	$453,403	$443,374	$431,197	$415,452	$408,728
Tangible assets (non-GAAP)	$4,311,496	$4,298,751	$4,096,800	$3,946,693	$3,899,322
Tangible equity to tangible assets (non-GAAP)	10.52%	10.31%	10.53%	10.53%	10.48%

* Components of the quarterly ratios were annualized.

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	March 31, 2025			March 31, 2024
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,410,262	194,219	5.70%	$3,246,962	$176,655	5.44%
Tax-exempt	131,733	6,887	5.23%	108,180	4,852	4.49%
Securities
Taxable (available for sale)	180,322	7,963	4.42%	162,353	7,423	4.57%
Tax-exempt (available for sale)	32,697	1,149	3.51%	33,931	1,141	3.36%
Taxable (held to maturity)	107,641	4,267	3.96%	106,349	4,250	4.00%
Tax-exempt (held to maturity)	3,196	85	2.66%	4,136	107	2.59%
Cash and due from banks	234,995	10,386	4.42%	79,587	5,024	6.31%
Total interest-earning assets	4,100,846	224,956	5.49%	3,741,498	199,452	5.33%
Noninterest-earning assets	442,262			447,093
Allowance for credit losses - loans	(44,217)			(43,695)
Total assets	$4,498,891			$4,144,896
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$516,658	$12,760	2.47%	$421,776	$11,513	2.73%
Savings accounts	831,083	12,066	1.45%	812,947	11,879	1.46%
Money market accounts	683,446	16,685	2.44%	637,454	15,156	2.38%
Certificates of deposit	638,937	26,019	4.07%	590,116	23,344	3.96%
Brokered Deposits	20,092	815	4.06%	748	17	2.27%
Total interest-bearing deposits	2,690,216	68,345	2.54%	2,463,041	61,909	2.51%
Other borrowed funds	146,966	6,729	4.58%	49,263	2,135	4.33%
Total interest-bearing liabilities	2,837,182	75,074	2.65%	2,512,304	64,044	2.55%
Noninterest-bearing liabilities
Demand Deposits	981,823			983,104
Other liabilities	34,178			36,298
Total Liabilities	3,853,183			3,531,706
Shareholders' equity	645,708			613,190
Total liabilities & shareholders' equity	$4,498,891			$4,144,896
Net interest income on a fully taxable equivalent basis		149,882			135,408
Less taxable equivalent adjustment		(1,705)			(1,281)
Net interest income		$148,177			$134,127
Net interest spread (3)			2.84%			2.78%
Net interest margin (4)			3.65%			3.62%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.